CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on form N-1A of our report dated September 15, 2000, relating to the financial statements of the Baird Intermediate Bond Fund, Baird Core Bond Fund, Baird Aggregate Bond Fund and Baird Horizon Growth Fund (four portfolios offered by Baird Funds, Inc.), which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
September 15, 2000